EXHIBIT 20.1


                          Subsidiary Guarantees of Debt

The Company's Senior Notes, Senior Subordinated Notes and Senior Credit Facility agreements are guaranteed on a full, unconditional, and joint and several basis by certain of the Company's domestic subsidiaries. The following is condensed, consolidating financial information for the Company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of July 4, 1999, and December 31, 1998, and for the six-month periods ended July 4, 1999, and June 28, 1998 (in millions of dollars). Certain prior-year amounts have been reclassified in order to conform with the current year presentation.

                                                                   CONSOLIDATED BALANCE SHEET
                                          -----------------------------------------------------------------------------
                                                                          July 4, 1999
                                          -----------------------------------------------------------------------------
                                               Ball        Guarantor     Non-Guarantor     Eliminating    Consolidated
                                           Corporation    Subsidiaries    Subsidiaries     Adjustments        Total
                                          -------------  -------------- ----------------  -------------- --------------
ASSETS
Current assets
  Cash and temporary investments           $     12.9      $      0.1      $     35.7      $      -        $     48.7
  Accounts receivable, net                        4.5           300.3            75.4             -             380.2
  Inventories, net                                -             409.9           120.6             -             530.5
  Deferred income tax benefits and
    prepaid expenses                            108.9            81.3            11.2          (121.7)           79.7
                                          --------------  --------------  --------------  --------------  --------------
    Total current assets                        126.3           791.6           242.9          (121.7)        1,039.1
                                          --------------  --------------  --------------  --------------  --------------

Property, plant and equipment, at cost           24.6         1,492.4           390.6             -           1,907.6
Accumulated depreciation                        (12.3)         (653.4)          (94.0)            -            (759.7)
                                          --------------  --------------  --------------  --------------  --------------
                                                 12.3           839.0           296.6             -           1,147.9
                                          --------------  --------------  --------------  --------------  --------------
Investment in subsidiaries                    1,292.6           335.6            11.9        (1,640.1)            -
Investment in affiliates                          8.6             -              69.9             -              78.5
Goodwill, net                                     -             395.6           120.2             -             515.8
Other assets                                     85.8            42.4            18.9             -             147.1
                                          --------------  --------------  --------------  --------------  --------------
                                           $  1,525.6      $  2,404.2      $    760.4      $ (1,761.8)     $  2,928.4
                                          ==============  ==============  ==============  ==============  ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt and current portion
    of long-term debt                      $     55.5      $      -        $     68.2      $      -        $    123.7
  Accounts payable                                7.5           287.4            73.7             -             368.6
  Salaries and wages                              6.9            69.3             7.4             -              83.6
  Other current liabilities                      43.0           142.8            39.5          (121.7)          103.6
                                          --------------  --------------  --------------  --------------  --------------
    Total current liabilities                   112.9           499.5           188.8          (121.7)          679.5
                                          --------------  --------------  --------------  --------------  --------------

  Long-term debt                              1,272.5            10.4            13.0             -           1,295.9
  Intercompany borrowings                      (628.2)          469.0           159.2             -               -
  Employee benefit obligations,
    deferred income taxes and other             102.2           106.1            57.8             -             266.1
                                          --------------  --------------  --------------  --------------  --------------
    Total noncurrent liabilities                746.5           585.5           230.0             -           1,562.0
                                          --------------  --------------  --------------  --------------  --------------

Contingencies
Minority interests                                -               -              20.7             -              20.7
                                          --------------  --------------  --------------  --------------  --------------
Shareholders' equity
  Series B ESOP Convertible Preferred
    Stock                                        57.4             -               -               -              57.4
  Convertible preferred stock                     -               -             179.6          (179.6)            -
  Unearned compensation - ESOP                  (25.1)            -               -               -             (25.1)
                                          --------------  --------------  --------------  --------------  --------------
    Preferred shareholders' equity               32.3             -             179.6          (179.6)           32.3
                                          --------------  --------------  --------------  --------------  --------------

  Common stock (35,062,827 shares
    issued)                                     400.6         1,155.2           185.4        (1,340.6)          400.6
  Retained earnings (deficit)                   435.1           165.6           (22.7)         (142.9)          435.1
  Accumulated other comprehensive loss          (28.1)           (1.6)          (21.4)           23.0           (28.1)
  Treasury stock, at cost (4,613,905
    shares)                                    (173.7)            -               -               -            (173.7)
                                          --------------  --------------  --------------  --------------  --------------
    Common shareholders' equity                 633.9         1,319.2           141.3        (1,460.5)          633.9
                                          --------------  --------------  --------------  --------------  --------------
       Total shareholders' equity               666.2         1,319.2           320.9        (1,640.1)          666.2
                                          --------------  --------------  --------------  --------------  --------------
                                           $  1,525.6      $  2,404.2      $    760.4      $ (1,761.8)     $  2,928.4
                                          ==============  ==============  ==============  ==============  ==============



                                                                    CONSOLIDATED BALANCE SHEET
                                          ------------------------------------------------------------------------------
                                                                         December 31, 1998
                                          ------------------------------------------------------------------------------
                                               Ball          Guarantor    Non-Guarantor    Eliminating     Consolidated
                                           Corporation     Subsidiaries    Subsidiaries    Adjustments         Total
                                          --------------  --------------  --------------  --------------  --------------
ASSETS
Current assets
  Cash and temporary investments            $      11.6    $       0.5     $       21.9    $        -      $       34.0
  Accounts receivable, net                          3.5          194.1             75.9             -             273.5
  Inventories, net                                  -            382.5            101.3             -             483.8
  Deferred income tax benefits and
    prepaid expenses                               94.8           76.9             19.4           (96.8)           94.3
                                          --------------  --------------  --------------  --------------  --------------
    Total current assets                          109.9          654.0            218.5           (96.8)          885.6
                                          --------------  --------------  --------------  --------------  --------------

Property, plant and equipment, at cost             35.5        1,471.5            375.9             -           1,882.9
Accumulated depreciation                          (19.8)        (606.0)           (82.7)            -            (708.5)
                                          --------------  --------------  --------------  --------------  --------------
                                                   15.7          865.5            293.2             -           1,174.4
Investment in subsidiaries                      1,241.2            0.7              4.8        (1,246.7)            -
Investment in affiliates                            5.8            2.2             72.9             -              80.9
Goodwill, net                                       -            431.1            124.8             -             555.9
Other assets                                       97.1           42.5             18.4             -             158.0
                                          --------------  --------------  --------------  --------------  --------------
                                            $   1,469.7    $   1,996.0     $      732.6    $   (1,343.5)   $    2,854.8
                                          ==============  ==============  ==============  ==============  ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt and current portion
    of long-term debt                       $      31.1    $       -       $       95.7    $        -      $      126.8
  Accounts payable                                 48.3          251.2             50.8             -             350.3
  Salaries and wages                               14.1           75.1              7.9             -              97.1
  Other current liabilities                        46.1          121.7             42.4           (96.8)          113.4
                                          --------------  --------------  --------------  --------------  --------------
    Total current liabilities                     139.6          448.0            196.8           (96.8)          687.6
                                          --------------  --------------  --------------  --------------  --------------

  Long-term debt                                1,195.4           10.5             23.9             -           1,229.8
  Intercompany borrowings                        (596.6)         477.3            119.3             -               -
  Employee benefit obligations,
    deferred income taxes and other               109.0          126.5             55.2             -             290.7
                                          --------------  --------------  --------------  --------------  --------------
    Total noncurrent liabilities                  707.8          614.3            198.4             -           1,520.5
                                          --------------  --------------  --------------  --------------  --------------

Contingencies
Minority interests                                  -              -               24.4             -              24.4
                                          --------------  --------------  --------------  --------------  --------------
Shareholders' equity
  Series B ESOP Convertible Preferred
    Stock                                          57.2            -                -               -              57.2
  Convertible preferred stock                       -              -              174.6          (174.6)            -
  Unearned compensation - ESOP                    (29.5)           -                -               -             (29.5)
                                          --------------  --------------  --------------  --------------  --------------
    Preferred shareholders' equity                 27.7            -              174.6          (174.6)           27.7
                                          --------------  --------------  --------------  --------------  --------------

  Common stock (34,859,636 shares
    issued)                                       368.4          821.7            187.9        (1,009.6)          368.4
  Retained earnings (deficit)                     397.9          114.3            (24.5)          (89.8)          397.9
  Accumulated other comprehensive loss            (31.7)          (2.3)           (25.0)           27.3           (31.7)
  Treasury stock, at cost (4,404,758
    shares)                                      (140.0)           -                -               -            (140.0)
                                          --------------  --------------  --------------  --------------  --------------
    Common shareholders' equity                   594.6          933.7            138.4        (1,072.1)          594.6
                                          --------------  --------------  --------------  --------------  --------------
       Total shareholders' equity                 622.3          933.7            313.0        (1,246.7)          622.3
                                          --------------  --------------  --------------  --------------  --------------
                                            $   1,469.7    $   1,996.0     $      732.6    $   (1,343.5)   $    2,854.8
                                          ==============  ==============  ==============  ==============  ==============



                                                                CONSOLIDATED STATEMENT OF INCOME
                                          ------------------------------------------------------------------------------
                                                             For the Six Months Ended July 4, 1999
                                          ------------------------------------------------------------------------------
                                               Ball          Guarantor    Non-Guarantor    Eliminating     Consolidated
                                           Corporation     Subsidiaries    Subsidiaries    Adjustments         Total
                                          --------------  --------------  --------------  --------------  --------------

Net sales                                   $     -         $ 1,689.3       $   224.7       $  (114.7)      $ 1,799.3
Costs and expenses
  Cost of sales (excluding
    depreciation and amortization)                -           1,438.6           185.9          (114.7)        1,509.8
  Depreciation and amortization                   1.5            65.0            14.7             -              81.2
  Selling and administrative expenses             7.8            48.5            11.4             -              67.7
  Product development and other                   -               6.7             0.1             -               6.8
  Interest expense                               26.3            23.9             5.3             -              55.5
  Equity in earnings of subsidiaries            (53.0)            -               -              53.0             -
  Corporate allocations                         (26.1)           26.1             -               -               -
                                          --------------  --------------  --------------  --------------  --------------
                                                (43.5)        1,608.8           217.4           (61.7)        1,721.0
                                          --------------  --------------  --------------  --------------  --------------
Income (loss) before taxes on income             43.5            80.5             7.3           (53.0)           78.3
Provision for taxes on income                     4.2           (29.8)           (4.1)            -             (29.7)
Minority interests                                -               -              (0.5)            -              (0.5)
Equity in earnings of affiliates                  -               -              (0.4)            -              (0.4)
                                          --------------  --------------  --------------  --------------  --------------
Net income (loss)                                47.7            50.7             2.3           (53.0)           47.7
Preferred dividends, net of tax benefit          (1.4)            -               -               -              (1.4)
                                          --------------  --------------  --------------  --------------  --------------
Net earnings (loss) attributable to
  common shareholders                       $    46.3       $    50.7       $     2.3       $   (53.0)      $    46.3
                                          ==============  ==============  ==============  ==============  ==============

                                                                CONSOLIDATED STATEMENT OF INCOME
                                          ------------------------------------------------------------------------------
                                                             For the Six Months Ended June 28, 1998
                                          ------------------------------------------------------------------------------
                                               Ball          Guarantor    Non-Guarantor    Eliminating     Consolidated
                                           Corporation     Subsidiaries    Subsidiaries    Adjustments         Total
                                          --------------  --------------  --------------  --------------  --------------
Net sales                                   $     -         $ 1,086.2       $   219.3       $  (110.2)      $ 1,195.3
Costs and expenses
  Cost of sales (excluding
    depreciation and amortization)                -             935.0           181.8          (110.2)        1,006.6
  Depreciation and amortization                   1.1            42.4            17.0             -              60.5
  Selling and  administrative expenses            1.0            31.2            16.8             -              49.0
  Product development and other                   -               6.9             0.1             -               7.0
  Headquarters  relocation costs                 10.3             -               -               -              10.3
  Interest expense                               18.0            (2.7)           10.8             -              26.1
  Equity in earnings of subsidiaries            (28.8)            -               -              28.8             -
  Corporate allocations                         (15.6)           15.6             -               -               -
                                          --------------  --------------  --------------  --------------  --------------
                                                (14.0)        1,028.4           226.5           (81.4)        1,159.5
                                          --------------  --------------  --------------  --------------  --------------
Income  (loss) before taxes on income            14.0            57.8            (7.2)          (28.8)           35.8
Provision for taxes on income                     7.2           (19.5)           (3.3)            -             (15.6)
Minority interests                                -               -               4.0             -               4.0
Equity in earnings (losses) of
  affiliates                                      0.2             -               0.3             -               0.5
                                          --------------  --------------  --------------  --------------  --------------
Net income (loss) before accounting
  change                                         21.4            38.3            (6.2)          (28.8)           24.7
Cumulative effect of accounting change            -              (1.5)           (1.8)            -              (3.3)
                                          --------------  --------------  --------------  --------------  --------------
Net income (loss)                                21.4            36.8            (8.0)          (28.8)           21.4
Preferred dividends, net of tax benefit          (1.4)            -               -               -              (1.4)
                                          --------------  --------------  --------------  --------------  --------------
Net earnings (loss) attributable to
  common shareholders                       $    20.0       $    36.8       $    (8.0)      $   (28.8)      $    20.0
                                          ==============  ==============  ==============  ==============  ==============

                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                          ------------------------------------------------------------------------------
                                                             For the Six Months Ended July 4, 1999
                                          ------------------------------------------------------------------------------
                                               Ball          Guarantor    Non-Guarantor    Eliminating     Consolidated
                                           Corporation     Subsidiaries    Subsidiaries    Adjustments         Total
                                          --------------  --------------  --------------  --------------  --------------

Cash flows from operating activities
  Net income (loss)                         $    47.7       $    50.7       $     2.3       $   (53.0)      $    47.7
  Reconciliation of net income (loss)
    to net cash (used in) provided by
    operating activities:
    Depreciation and amortization                 1.5            65.0            14.7             -              81.2
    Equity earnings of subsidiaries             (53.0)            -               -              53.0             -
    Other, net                                   11.5            12.8             1.9             -              26.2
    Changes in working capital components       (41.9)         (107.7)            1.7             -            (147.9)
                                          --------------  --------------  --------------  --------------  --------------
      Net cash (used in) provided by
        operating activities                    (34.2)           20.8            20.6             -               7.2
                                          --------------  --------------  --------------  --------------  --------------

Cash flows from investing activities
  Additions to property, plant and
    equipment                                    (0.4)          (34.0)          (10.0)            -             (44.4)
  Investments in and advances to
    affiliates, net                             (50.6)           12.1            38.5             -               -
  Other, net                                      2.5             0.7             2.6             -               5.8
                                          --------------  --------------  --------------  --------------  --------------
      Net cash (used in) provided by
        investing activities                    (48.5)          (21.2)           31.1             -             (38.6)
                                          --------------  --------------  --------------  --------------  --------------

Cash flows from  financing  activities
  Net change in long-term debt                   89.0             -             (30.5)            -              58.5
  Net change in short-term debt                  17.0             -              (7.5)            -               9.5
  Common and preferred dividends                (11.3)            -               -               -             (11.3)
  Net proceeds from issuance
    of common stock under various
    employee and shareholder plans               24.5             -               -               -              24.5
  Acquisitions of treasury stock                (33.7)            -               -               -             (33.7)
  Other, net                                     (1.5)            -               0.1             -              (1.4)
                                          --------------  --------------  --------------  --------------  --------------
      Net cash provided by (used in)
        financing activities                     84.0             -             (37.9)            -              46.1
                                          --------------  --------------  --------------  --------------  --------------

Net increase  (decrease) in cash and
  temporary  investments                          1.3            (0.4)           13.8             -              14.7
  Cash and temporary investments:
    Beginning of period                          11.6             0.5            21.9             -              34.0
                                          --------------  --------------  --------------  --------------  --------------
    End of period                           $    12.9       $     0.1       $    35.7       $     -         $    48.7
                                          ==============  ==============  ==============  ==============  ==============

                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                          ------------------------------------------------------------------------------
                                                             For the Six Months Ended June 28, 1998
                                          ------------------------------------------------------------------------------
                                               Ball          Guarantor    Non-Guarantor    Eliminating     Consolidated
                                           Corporation     Subsidiaries    Subsidiaries    Adjustments         Total
                                          --------------  --------------  --------------  --------------  --------------
Cash flows from operating activities
  Net income (loss)                         $    21.4       $    36.8       $    (8.0)      $   (28.8)      $    21.4
  Reconciliation of net income (loss)
    to net cash provided by
    operating activities:
    Depreciation and amortization                 1.1            42.4            17.0             -              60.5
    Headquarters relocation costs                10.3             -               -               -              10.3
    Equity earnings of subsidiaries             (28.8)            -               -              28.8             -
    Other, net                                    0.6             6.4            (1.9)            -               5.1
    Changes in working capital components,
      excluding effect of acquisitions            2.9           (38.3)           10.4             -             (25.0)
                                          --------------  --------------  --------------  --------------  --------------
      Net cash provided by operating
        activities                                7.5            47.3            17.5             -              72.3
                                          --------------  --------------  --------------  --------------  --------------

Cash flows from investing activities
  Additions to property, plant and
    equipment                                    (1.3)          (28.2)           (8.2)            -             (37.7)
  Intercompany capital contributions
    and transactions                            (78.0)          (11.1)           89.1             -               -
  Other, net                                      0.9             0.1            (2.2)            -              (1.2)
                                          --------------  --------------  --------------  --------------  --------------
      Net cash (used in) provided by
        investing activities                    (78.4)          (39.2)           78.7             -             (38.9)
                                          --------------  --------------  --------------  --------------  --------------

Cash flows from  financing activities
  Net change in long-term debt                   (0.4)           (7.9)          (16.0)            -             (24.3)
  Net change in short-term debt                  77.0             -             (36.1)            -              40.9
  Common and preferred dividends                (11.3)            -               -               -             (11.3)
  Net proceeds from issuance
    of common stock under various
    employee and shareholder plans               15.4             -               -               -              15.4
  Acquisitions of treasury stock                 (8.2)            -               -               -              (8.2)
  Other, net                                     (1.2)            -              (1.8)            -              (3.0)
                                          --------------  --------------  --------------  --------------  --------------
      Net cash provided by (used in)
        financing activities                     71.3            (7.9)          (53.9)            -               9.5
                                          --------------  --------------  --------------  --------------  --------------

Net increase in cash and temporary
  investments                                     0.4             0.2            42.3             -              42.9
  Cash and temporary investments:
    Beginning of period                           4.2             0.5            20.8             -              25.5
                                          --------------  --------------  --------------  --------------  --------------
    End of period                           $     4.6       $     0.7       $    63.1       $     -         $    68.4
                                          ==============  ==============  ==============  ==============  ==============